UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Q32 Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 999-0232

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2026, Q32 Bio Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Jefferies LLC, Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of (i) 6,027,399 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters at a price to the public of $18.25 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,931,506 shares of Common Stock (such shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), to the Underwriters at a public offering price of $18.2499 per Pre-Funded Warrant, which represents the per share public offering price less the $0.0001 per share exercise price for such Pre-Funded Warrant (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 1,643,835 shares of its Common Stock (the “Optional Shares,” and together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. All the Firm Shares and Pre-Funded Warrants in the Offering were sold by the Company.

The Offering is expected to close on July 16, 2026, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds of this Offering, in each case after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $187.6 million, or $215.8 million if the Underwriters exercise in full their option to purchase the Optional Shares. The Company intends to use the net proceeds from the Offering for working capital purposes, including expenses related to research, clinical development and commercialization efforts including for supporting the advancement of bempikibart into future clinical trials.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share, or alternatively, at the election of each holder, shares of Common Stock will be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance and will expire when exercised in full. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Ownership Limit”). Upon 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit to any other percentage (not in excess of 19.99%).

The Company does not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The foregoing summary of the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties. The Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-297027) that was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 25, 2026 and declared effective by the SEC on July 13, 2026 and a final prospectus supplement dated July 14, 2026.

A copy of the opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares, is filed as Exhibit 5.1 to this Report.

This Report shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, our beliefs, observations, expectations and assumptions regarding the completion of the Offering on the anticipated terms, the anticipated net proceeds from the Offering and the anticipated use of proceeds from the Offering, among others, are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support the Company’s current beliefs and expectations for bempikibart, including with respect to the durability of clinical responses, the risk that ongoing and future clinical studies might be more costly than expected or might not yield anticipated results, that the Company may use its capital resources sooner than currently anticipated, that the Company may need additional funding to complete clinical studies, which may not be available on favorable terms or at all, and such other risks and uncertainties identified in the Company’s periodic, current and other filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 14, 2026 by and among the Company and Morgan Stanley & Co. LLC, Jefferies LLC, Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 Bio Inc.

Date: July 15, 2026	By:	/s/ Jodie Morrison
Jodie Morrison
Chief Executive Officer